Exhibit 99.1

News Release

Contact: Paul Goodson, Associate Vice President, Investor Relations

858.848.3312

investorrelations@bridgepointeducation.com

Bridgepoint Education Reports Third Quarter 2010 Results

Total student enrollment increases 40.6% year-over-year; Revenue increases 49.9% year-over-year

SAN DIEGO, CA. (November 2, 2010) — Bridgepoint Education, Inc. (NYSE:BPI), a provider of postsecondary education services, announced today its results for the three and nine months ended September 30, 2010.

Highlights for the third quarter ended September 30, 2010 are as follows:

•                  Total student enrollment at period end increased 40.6% year-over-year to 77,179.

•                  Revenue increased 49.9% to $190.9 million from $127.4 million for the same period in 2009.

•                  Operating income increased to $62.4 million from $38.8 million for the same period in 2009.

•                  Net income was $36.1 million compared with net income of $22.4 million for the same period in 2009.

•                  Fully diluted earnings per common share was $0.61, compared with $0.37 for the same period in 2009.

•                  Repurchased 3.0 million shares under the share repurchase program announced during the third quarter.

“Enrollments increased and demand remained strong, underscoring the strength of our value proposition to academically well-prepared students.   Clearly, the affordability, accessibility, credit transferability and institutional heritage we offer differentiate our institutions and resonate with working adults and other non-traditional students seeking high quality college degrees,” said Andrew Clark, Chief Executive Officer of Bridgepoint Education.

“Bridgepoint’s primary goal is to bring a high quality college education within the financial reach of working adults today, and we’re using innovation and technology in ways that improve our ability to achieve that goal and improve learning outcomes for our students,” concluded Mr. Clark.

Student Enrollment

Total student enrollment at the Company’s academic institutions, Ashford University and University of the Rockies, increased 40.6% to 77,179 students at September 30, 2010, compared with 54,894 students at the end of the third quarter of 2009.

Combined new student enrollments for the third quarter of 2010 at Bridgepoint Education’s academic institutions were approximately 24,000, an increase of 23.1%, compared with combined new student enrollments of approximately 19,500 for the third quarter of 2009.

Financial Results

Revenue for the third quarter of 2010 was $190.9 million, an increase of 49.9% compared with revenue of $127.4 million for the third quarter of 2009.  Revenue for the nine months ended September 30, 2010, was $520.8 million, an increase of 61.5% compared with revenue of $322.6 million for the same period in 2009.

Operating income for the third quarter of 2010 was $62.4 million compared with operating income of $38.8 million for the third quarter of 2009. Operating income for the nine months ended September 30, 2010, was $171.7 million compared with operating income of $47.8 million for the same period in 2009, which included a $30.4 million charge related to the acceleration of certain exit options and also an $11.1 million charge related to the settlement of a stockholder claim, of which $10.6 million was non-cash.

Net income for the third quarter of 2010 was $36.1 million compared with net income of $22.4 million for the third quarter of 2009. Net income for the nine months ended September 30, 2010, was $101.2 million compared with net income of $27.5 million for the same period in 2009, which included the net income effect of $17.1 million of the option acceleration charge discussed above and also the net income effect of $8.6 million related to the stockholder settlement charge discussed above.

Fully diluted earnings per common share for the third quarter of 2010 was $0.61 compared with fully diluted earnings per common share of $0.37 for the third quarter of 2009.  The share repurchase program announced in the third quarter resulted in a $0.02 increase in fully diluted earnings per common share in the third quarter of 2010.  Fully diluted earnings per common share for the nine months ended September 30, 2010, was $1.68 compared with fully diluted earnings per common share of $0.42 for the same period in 2009.

The Company’s effective tax rate for the nine months ended September 30, 2010, was 41.4%.

Balance Sheet and Cash Flow

As of September 30, 2010, the Company had cash, cash equivalents and marketable securities of $229.7 million, compared with $170.6 million as of December 31, 2009. The Company generated $115.2 million of cash from operating activities for the nine months ended September 30, 2010, compared with $115.7 million for the same period in 2009.

On July 30, 2010, the Company’s Board of Directors authorized the repurchase of up to $60 million of the Company’s outstanding shares of common stock over the following 12 months. During the three months ended September 30, 2010, the Company repurchased 3.0 million shares at a weighted average purchase price of $14.05 per share, for a total cost of $42.2 million, under the repurchase program. Approximately $17.8 million remains authorized and available under the repurchase program, which the Company may suspend at any time.

Full-Year 2010 Outlook

The Company expects the following financial and operating metrics for the full-year:

•                  Total student enrollment is expected to be between 71,800 and 73,800, at December 31, 2010.

•                  Revenue is expected to be between $700.3 million and $702.8 million.

•                  Net income is expected to be between $120.8 million and $122.3 million.

•                  Fully diluted earnings per common share is expected to be between $2.02 and $2.05, based on an estimated fully diluted weighted average share count of 59.6 million for the year ending December 31, 2010.

•                  Bad debt as a percentage of revenue for 2010 is expected to be 5.4%.

•                  Capital expenditures for 2010 are expected to be approximately 5% of revenue.

•                  The effective tax rate for 2010 is estimated to be 41.4%.

The above guidance reflects the previously disclosed impact of seasonality in the fourth quarter.

Earnings Conference Call and Webcast

The Company will host a conference call at 11:30 a.m. ET (8:30 a.m. PT) today to discuss its latest financial results, full-year 2010 outlook and recent developments. The dial-in number for callers in the United States and Canada is (800) 289-0468 and for international callers is (913) 312-1386. The access code for all callers is 1337043. A live webcast will also be available on the Company’s website at www.bridgepointeducation.com/investment.

A replay of the call will be available via telephone through November 9, 2010. To access the replay, dial (888) 203-1112 in the United States or Canada and (719) 457-0820 for international callers; then enter the access code 1337043.

About Bridgepoint Education

Bridgepoint Education’s postsecondary education services focus on offering associate’s, bachelor’s, master’s and doctoral programs in such disciplines as business, education, psychology, social sciences and health sciences.  Bridgepoint Education’s regionally accredited academic institutions — Ashford University and University of the Rockies — deliver their programs online as well as at traditional campuses located in Clinton, Iowa, and Colorado Springs, Colorado.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of financial resources. These forward-looking statements are based on assumptions and estimates including, without limitation, those regarding: projections, predictions, expectations, estimates or forecasts as to the Company’s business, financial and operational results and future economic performance; the Company’s value proposition to students; competitiveness of the Company’s tuition; ability to continue to transfer credits from other institutions; ability to maintain and improve the quality of the Company’s education; management of future growth and scalability; development of military and corporate channels; estimates of new hires; proposed new programs; expectations that the Company can effectively manage the business within the regulatory environment; expectations regarding enrollments, financial position, results of operations and liquidity; management’s goals and objectives; and other similar matters that are not historical facts.  Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking.

Forward-looking statements should not be interpreted as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s good faith belief as of that time with respect to future events. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  Important factors that could cause such differences include, but are not limited to: the potential impact of California state legislative actions on the Company’s estimated annual tax rate for 2010, in particular California Proposition 24, which could repeal certain corporate state tax benefits; the Company’s inability to influence the U.S. Department of Education’s Office of Inspector General (OIG) to change the findings and recommendations in the OIG’s draft audit report; the Company’s inability to address the findings and recommendations in the OIG’s final audit report; the imposition of fines or other corrective measures against Ashford University; the Company’s failure to comply with the extensive regulatory framework applicable to its industry, including Title IV of the Higher Education Act and its regulations, state laws and regulatory requirements and accrediting agency requirements, including new regulations proposed by the U.S. Department of Education regarding gainful employment, incentive compensation, state authorization and other matters; adverse regulatory changes affecting the Company’s industry; the Company’s inability to continue to develop awareness among, to recruit and to retain students; competition in the postsecondary education market and its potential impact on the Company’s market share, recruiting cost and tuition rates; reputational and other risks related to potential compliance audits, regulatory actions, negative publicity or service disruptions; the Company’s ability to attract and retain the personnel needed to sustain and grow its business; the Company’s inability to develop new programs or expand its existing programs in a timely and cost-effective manner; economic or other developments potentially impacting demand in the Company’s core disciplines or the availability or cost of Title IV or other funding; and other factors discussed in Part II, Item 1A (Risk Factors) of the Company’s quarterly report on Form 10-Q filed on or about November 2, 2010, and in other reports the Company may file with the Securities and Exchange Commission from time to time.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

BRIDGEPOINT EDUCATION, INC.

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(In thousands, except per share amounts)
Revenue	$190,911	$127,382	$520,818	$322,566
Costs and expenses:
Instructional costs and services	50,191	33,120	132,884	83,611
Marketing and promotional	54,963	36,500	149,271	105,260
General and administrative	23,331	18,915	66,919	85,891
Total costs and expenses	128,485	88,535	349,074	274,762
Operating income	62,426	38,847	171,744	47,804
Other income, net	335	162	951	277
Income before income taxes	62,761	39,009	172,695	48,081
Income tax expense	26,623	16,651	71,464	20,575
Net income	36,138	22,358	101,231	27,506
Accretion of preferred dividends	—	—	—	645
Net income available to common stockholders	$36,138	$22,358	$101,231	$26,861
Earnings per common share:
Basic	$0.68	$0.42	$1.87	$0.49
Diluted	$0.61	$0.37	$1.68	$0.42
Weighted average common shares outstanding used in computing earnings per common share:
Basic	53,482	53,335	54,151	34,508
Diluted	59,330	59,822	60,167	40,163

BRIDGEPOINT EDUCATION, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	As of September 30,	As of December 31,
	2010	2009
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$163,884	$125,562
Restricted cash	25	25
Marketable securities	65,776	44,988
Accounts receivable, net	76,081	43,232
Deferred income taxes	3,545	4,027
Prepaid expenses and other current assets	11,465	9,581
Total current assets	320,776	227,415
Property and equipment, net	60,852	47,362
Goodwill and intangibles	3,577	3,201
Deferred income taxes	13,986	13,491
Other long term assets	5,367	3,762
Total assets	$404,558	$295,231

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,178	$2,870
Accrued liabilities	32,049	24,579
Deferred revenue and student deposits	146,056	121,752
Other current liabilities	—	172
Total current liabilities	181,283	149,373
Rent liability	10,399	6,896
Other long term liabilities	7,332	4,353
Total liabilities	199,014	160,622
Total stockholders’ equity	205,544	134,609
Total liabilities and stockholders’ equity	$404,558	$295,231

BRIDGEPOINT EDUCATION, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30,
	2010	2009
	(In thousands)
Cash flows from operating activities
Net income	$101,231	$27,506
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	26,845	15,886
Depreciation and amortization	5,987	4,128
Amortization of premium/discount	238	(40)
Deferred income taxes	(13)	(11,158)
Stock-based compensation	5,658	33,947
Excess tax benefit of option exercises	(3,900)	(429)
Stockholder settlement (non-cash portion)	—	10,577
Loss of disposal of fixed asset	—	38
Changes in operating assets and liabilities:
Accounts receivable	(59,694)	(40,005)
Prepaid expenses and other current assets	(1,722)	130
Other longterm assets	(1,605)	(2,186)
Accounts payable and accrued liabilities	10,943	15,619
Deferred revenue and student deposits	24,304	57,689
Other liabilities	6,944	3,991
Net cash provided by operating activities	115,216	115,693

Cash flows from investing activities
Capital expenditures	(18,534)	(16,834)
Purchase of marketable securities	(66,188)	(44,922)
Business acquisition	—	(1,500)
Restricted cash	—	641
Capitalized course development costs	(584)	—
Maturities of marketable securities	45,000	—
Net cash provided by (used in) investing activities	(40,306)	(62,615)

Cash flows from financing activities
Proceeds from the issuance of common stock	—	28,104
Proceeds from exercise of stock options	646	38
Excess tax benefit of option exercises	3,900	429
Issuance of common stock under ESPP	501	93
Proceeds from exercise of warrants	1,192	973
Repurchase of common stock	(42,193)	—
Payments of notes payable	—	(60)
Payments on conversion of preferred stock	—	(27,707)
Payments of capital lease obligations	(634)	(113)
Net cash provided by financing activities	(36,588)	1,757
Net increase in cash and cash equivalents	38,322	54,835
Cash and cash equivalents at beginning of period	125,562	56,483
Cash and cash equivalents at end of period	$163,884	$111,318

Supplemental disclosure of non-cash investing and financing activities:
Purchase of equipment included in accounts payable and accrued liabilities	$1,484	$854